SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  September 12, 2008

Sustut Exploration, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	333-143215
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

340 Haven Avenue, #2N
New York, NY 10033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(201) 344-8467
(ISSUER TELEPHONE NUMBER)

1420 5th Avenue #220
Seattle, Washington 98101
(206) 274-5321
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

On September 12, 2008 (the “Effective Date”), pursuant to the unanimous consent in lieu of a special meeting of the Directors of Sustut Exploration, Inc. (the “Company”), the Company authorized the  issuance of 10,000,000 shares of common stock to Andrey Oks as compensation for his appointment as the new sole officer and director. On September 12, 2008, Terry Hughes resigned from his position as the sole officer and director of the Company, and agreed to cancel all 10,000,000 shares of the Company common stock that he owned as of that date, and hereby waived all rights, title and interest he had or may have with respect to the 10,000,000 shares. Terry Hughes may receive no compensation for the cancellation of his shares. As part of the cancellation of the common stock, and pursuant to the unanimous consent of the Board of Directors, the following changes to the Company’s directors and officers have occurred:

•	As of September 12, 2008, Andrey Oks was appointed as President, Chief Executive Officer, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a member of the Board of Directors.
•	Terry Hughes then resigned as President, Chief Executive officer, Chief Financial Officer, Secretary, Treasurer and a member of the Board of Directors.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS.

Terry Hughes resigned as a member of the Company's Board of Directors effective as of September 12, 2008. Terry Hughes also resigned as the Company's President, Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer effective on September 12, 2008. The resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies (including accounting or financial polices) or practices.

Andrey Oks was appointed as the Company's President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and a member of the Board of Directors. As of the date of this filing, Mr. Oks has not been appointed to any committee of the board of directors.

Mr. Andrey Oks, 30, President and Chief Executive Officer

Over the last 6 1/2 years, Mr. Oks worked as a technical specialist and supervisor in the utility industry.  He is also an engineering analyst in the corporate planning group for a major utility company.  Most recently, Mr. Oks was appointed as a district operator in the Energy Control Center.  Mr. Oks graduated from Rensselaer Polytechnic Institute with a B.S. in Mechanical Engineering and is currently pursuing a Masters of Business Administration.

As of the date of this filing, there has not been any written material plan, contract or arrangement to which Mr. Oks is a party in connection with this appointment as a director and an officer of this Company.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Sustut Exploration, Inc.

By:	/s/ Andrey Oks
Andrey Oks President

Dated: September 12, 2008